SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

__________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  September 18, 2013

THE FEMALE HEALTH COMPANY
(Exact name of registrant as specified in its charter)

Wisconsin
(State or other jurisdiction of incorporation)

1-13602	39-1144397
(Commission File Number)	(I.R.S. Employer I.D. Number)

515 North State Street Suite 2225 Chicago, Illinois	60654
(Address of Principal Executive Offices)	(Zip Code)

312-595-9123
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 3 – Securities and Trading Markets

Item 3.01    Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

As disclosed in Item 5.02 of the Current Report on Form 8-K of The Female Health Company (the "Company") filed with the Securities and Exchange Commission on September 10, 2013, Michael R. Walton retired from the Company's Board of Directors effective as of September 9, 2013.  Mr. Walton was also a member of the Audit Committee of the Board, and as a result of Mr. Walton's retirement the Audit Committee only has two members.

On September 18, 2013, the Company received a letter from the Listing Qualifications Department of the NASDAQ Stock Market ("NASDAQ") noting that the Company was no longer in compliance with NASDAQ Marketplace Rule 5605(c)(2), which requires the Company to have at least three independent directors serving on its Audit Committee.

NASDAQ Marketplace Rule 5605(c)(4)(B) provides the Company with a cure period to fill the vacancy on its Audit Committee until the earlier of the Company's next annual meeting of shareholders or September 9, 2014.  The Company's Board plans to name an independent director to serve on the Audit Committee as its third member to cure this deficiency during the cure period.

This Current Report on Form 8-K is being filed to comply with applicable rules of the Securities and Exchange Commission and to comply with NASDAQ Marketplace Rule 5810(b).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE FEMALE HEALTH COMPANY
Date:  September 19, 2013
BY   /s/ Michele Greco
      Michele Greco, Vice President and
     Chief Financial Officer

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